                                                                     EXHIBIT 4.2

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Note is registered in the name of a depositary (hereinafter, a "Depositary") or a nominee of a Depositary appointed by the Company pursuant to the terms of the Indenture hereinafter referred to. This Note is exchangeable for Notes registered in the name of a Person other than the Depositary or its nominee only in certain circumstances described in an Officers' Certificate dated May 31, 1995 delivered to the Trustee by the Company pursuant to Section 301 of the Indenture. Unless and until this Note is exchanged in whole or in part for one or more Notes in definitive form, this Note may not be transferred except as a whole (i) by the Depositary to a nominee of the Depositary, (ii) by a nominee of the Depositary to the Depositary or another nominee of the Depositary or (iii) by the Depositary or any nominee of the Depositary to a successor Depositary or a nominee of such successor Depositary).

REGISTERED                   VASTAR RESOURCES, INC.                  REGISTERED
                           MEDIUM-TERM NOTE, SERIES A
                                  (Fixed Rate)

No.   A-1                                                                                      PRINCIPAL AMOUNT:   $ 75,000,000

CUSIP   92238P AA 3

  ORIGINAL ISSUE DATE:  November 8, 1996   INTEREST RATE: 6.95%         STATED MATURITY: November 8, 2006  ISSUE PRICE: $ 75,000,000

  INITIAL REDEMPTION DATE: Not Applicable  INITIAL REDEMPTION           ANNUAL REDEMPTION
                                           PERCENTAGE: Not Applicable   PERCENTAGE REDUCTION:   Not Applicable             per annum
  REPURCHASE PRICE (for OID Notes): Not Applicable

     VASTAR RESOURCES, INC., a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture, as hereinafter defined), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of SEVENTY FIVE MILLION DOLLARS, on the Stated Maturity shown above, and to pay interest thereon, at the rate per annum shown above, from the Original Issue Date shown above or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for semi-annually in arrears on June 15 and December 15 in each year ("Interest Payment Dates"), until the principal hereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at Stated Maturity or upon redemption. Interest will be payable to the Holder at the close of business on the Regular Record Date (which shall be May 31 and November 30 of each year) next preceding such Interest Payment Date. If the Original Issue Date is between a Regular Record Date and the next succeeding Interest Payment Date, the first payment of interest hereon will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next Regular Record Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date, and may be paid by the Company at its election to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid by the Company at any time in any other lawful manner, all as more fully provided in the Indenture.

     Payment of the principal, premium, if any, and interest payable at Stated Maturity or upon redemption on this Note will be made in immediately available funds at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided that this Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Periodic payments of interest will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register as of the applicable Regular Record Date or, at the option of the Company, by wire transfer to an account maintained by such Person with a bank located in the United States.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  November 8, 1996

     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

     HARRIS TRUST AND SAVINGS BANK, as Trustee   VASTAR RESOURCES, INC.

     By:  /s/ Amy Roberts                        By: /s/ Michael E. Wiley
          Authorized Signatory                                         President



                                                 Attest: /s/ Albert D. Hoppe
                                                                       Secretary

                            VASTAR RESOURCES, INC.
                               MEDIUM-TERM NOTE

     This Medium-Term Note is one of a duly authorized issue of Securities of the Company (herein referred to from time to time as the "Securities"), issued and to be issued in one or more series under an Indenture dated as of January 1, 1995 and as amended by the Supplemental Indenture dated as of May 18, 1995 (as it may be supplemented or amended from time to time, herein called the "Indenture") between the Company and Harris Trust and Savings Bank (successor to NationsBank of Texas, N.A.), as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Medium-Term Notes, Series A (the "Notes") may be issued from time to time with different maturities, interest rates and redemption provisions.

     Interest payments for this Note will include interest accrued to but excluding the Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

     Unless otherwise indicated on the face of this Note, this Note may not be redeemed prior to Stated Maturity. If so indicated on the face of this Note, this Note may be redeemed, at the option of the Company, on and after the Initial Redemption Date, either in whole or from time to time in part at the Redemption Price (as defined below), together with interest accrued thereon to the date of redemption (the "Redemption Date"). Notice of redemption shall be mailed to the Holders of the Notes designated for redemption at their addresses as the same shall appear in the Security Register not more than 60 nor less than 30 days prior to the Redemption Date, subject to all the conditions and provisions of the Indenture. In the event of any redemption in part, a new Note for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof. The "Redemption Price" shall initially be the Initial Redemption Percentage, shown on the face hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date, shown on the face hereof, by the Annual Redemption Percentage Reduction, if any, shown on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in lieu hereof or in exchange or substitution hereof, whether or not any notation of such consent or waiver is made upon this Note.

     As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute such proceeding in respect of such Event of Default in its own name as Trustee under the Indenture, such Holder or holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee shall have failed to institute such proceeding within 60 days of receipt of such notice, request and offer of indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Notes a direction inconsistent with such written request during the 60-day period; provided, however, that such limitations do not apply to a suit instituted by the Holder for the enforcement of payment of the principal of, premium, if any, or interest on this Note on or after the respective due date expressed herein.

     No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     The Indenture contains provisions for defeasance of (i) the entire indebtedness of this Note and (ii) certain restrictive covenants upon compliance by the Company with conditions set forth therein.

     The Notes are issuable only in registered form without coupons and are represented by either a global certificate registered in the name of a depositary or in the name of its nominee or by a certificate registered in the name of the purchaser of such Note or its nominee. The Notes are issuable in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

     As provided in the Indenture and subject to certain limitations therein set forth and except as otherwise restricted by a legend printed on the face hereof, if any, the transfer of this Note may be registered on the Security Register, upon surrender of this Note for registration of transfer at any office or agency of the Company in any place where the principal of, premium, if any, and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar, duly executed by, the Holder or his attorney duly authorized in writing, and thereupon one or more new Notes of like aggregate principal amount of such denominations as are authorized for Notes and of like Stated Maturity with like terms and conditions will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations set forth therein and except as otherwise restricted by a legend printed on the face hereof, if any, Notes are exchangeable for a like aggregate principal amount of Notes of such denominations as are authorized for Notes of like Stated Maturity with like terms and conditions, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Expenses may be charged for replacing mutilated, destroyed, lost or stolen Notes provided the requirements for replacement are satisfied.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

     THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                          __________________________
                                 ABBREVIATIONS

  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM - as tenants in common      UNIF GIFT MIN ACT-___________ Custodian __________ under Uniform Gifts to Minors Act________
   TEN ENT - as tenants by the entireties                 (Cust)       (Minor)                                             (State)
   JT TEN  - as joint tenants with right of survivorship
             and not as tenants in common

    Additional abbreviations may also be used though not in the above list.
                        ______________________________

           FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------

________________________________________________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and

________________________________________________________________________________
appointing

_______________________________________________________________________ Attorney
to transfer said Note on the books of the Company, with full power of

________________________________________________________________________________
substitution in the premises.


Dated:_______________________                           ________________________